                                                                       Exhibit D
                                                                       ---------









                      -------------------------------------

                          SECURITIES PURCHASE AGREEMENT

                      -------------------------------------


                    INCREASING RATE SENIOR SUBORDINATED NOTES
                               DUE MARCH 12, 2006

                                       AND

                      SERIES F CONVERTIBLE PREFERRED STOCK

                                       OF

                        HEADWAY CORPORATE RESOURCES, INC.



                           Dated as of March 19, 1998

                       TABLE OF CONTENTS

Section                                                                     Page

1.   Definitions                                                               1
2.   Issuance, Purchase and Sale of the Securities.                            8
     2.1  Issuance of the Securities.                                          8
     2.2  Sale and Purchase of the Securities                                  9
3.   Closing of Sale of Securities                                             9
4.   Deliveries at the Closing                                                 9
     4.1  Deliveries by the Company to the Purchasers on the Closing Date      9
          (a)  Securities.                                                     9
          (b)  Compliance Certificate.                                         9
          (c)  Opinion of Counsel                                             10
          (d)  Note Indenture                                                 10
          (e)  Credit Facility.                                               10
          (f)  Registration Rights Agreement.                                 10
          (h)  Certificate of Designations.                                   10
          (i)  Bylaws Amendment.                                              11
          (j)  Board of Directors.                                            11
          (k)  Other Transaction Documents.                                   11
          (l)  Governmental  and  Third Party Permits,
               Consents, Etc                                                  11
          (m)  Information Memorandum                                         11
          (n)  Corporate Documents                                            11
          (o)  Waivers                                                        12
          (p)  Payment of Closing Fees                                        12
          (q)  Payment of the Signing Fee and
               the Commitment Fee.                                            12
     4.2  Deliveries by the Purchasers to the Company
          on the Closing Date.                                                12
          (a)  Purchase Price.                                                12
          (b)  Compliance Certificate.                                        12
          (c)  Registration Rights Agreement.                                 13
5.   Representations and Warranties. Etc.                                     13
     5.1  Organization and Qualification; Authority                           13
     5.2  Subsidiaries; Other Holdings                                        13
     5.3  Licenses                                                            14
     5.4  Corporate and Governmental Authorization; Contravention             14
     5.5  Validity and Binding Effect                                         15
     5.6  Capitalization                                                      16
     5.7  Litigation; Defaults                                                18
     5.8  Outstanding Debt                                                    18
     5.9  No Material Adverse Change                                          18
     5.10 Employee Programs                                                   19
     5.11 Private Offerings                                                   20
     5.12 Broker's or Finder's Commissions                                    21
     5.13 Company SEC Documents; Information Memorandum                       21
     5.14 Financial Statements; No Undisclosed Liabilities;
          Accounts Receivable                                                 22
     5.15 Foreign Assets Control Regulation. Etc                              23
     5.16 Federal Reserve Regulations and Other Matters                       23

     5.17 Investment Company Act                                              24
     5.18 Public Utility Holding Company Act                                  24
     5.19 Interstate Commerce Act                                             24
     5.20 Environmental Regulation, Etc                                       24
     5.21 Properties and Assets                                               25
     5.22 Insurance                                                           25
     5.23 Employment Practices                                                26
     5.24 Intellectual Property                                               26
     5.25 Material Contracts and Obligations                                  27
     5.26 Taxes                                                               29
     5.27 Transactions with Affiliates; Arm's-Length
          Transactions; Conflicts of Interest                                 30
     5.28 Limitation on Subsidiary Payment Restrictions                       30
     5.29 Notes                                                               30
     5.30 Solvency                                                            30
     5.31 RICO                                                                31
     5.32 Absence of Certain Practices                                        31
     5.33 No Other Business                                                   31
     5.34 Minute Books                                                        31
     5.35 Regulatory Requirements; Cessation of
          Direct Investment Program                                           31
6.   Purchase for Investment; Source of Funds                                 32
7.   Covenants of the Company                                                 33
     7.1  Use of Proceeds                                                     33
     7.2  The Company's Board of Directors                                    33
     7.3  Publicly Available Information                                      34
     7.4  Public Documents                                                    34
     7.5  Information Relating to the Purchasers                              34
     7.6  Notice Regarding Certain Corporate Actions                          34
     7.7  Access to Information                                               34
     7.8  True Books and Records of the Company                               35
     7.9  Officer's Knowledge of Default                                      35
     7.10 Suits or Other Proceedings.                                         35
     7.11 Hedging Obligations.                                                35
     7.12 Projections.  Prepare all                                           35
8.   Restrictions on Transfer                                                 35
     8.1  Restrictive Legends                                                 35
     8.2  Notice of the Proposed Transfer; Opinions of Counsel                36
9.   Miscellaneous                                                            37
     9.1  Indemnification: Expenses Etc.                                      37
     9.2  Survival of Representations and Warranties;
          Severability                                                        39
     9.3  Amendment and Waiver                                                39
     9.4  Notices, Etc                                                        39
     9.5  Successors and Assigns                                              39
     9.6  Agreement and Action of the Purchasers                              40
     9.7  Descriptive Headings                                                40
     9.8  Satisfaction Requirement                                            40
     9.9  GOVERNING LAW                                                       40
     9.10 Service of Process                                                  40
     9.11 Counterparts                                                        41
     9.12 Disclosure to Other Persons                                         41
     9.13 Acknowledgment by Purchasers                                        42
     9.14 No Adverse Interpretation of Other Agreements                       42
     9.15 WAIVER OF JURY TRIAL                                                42

                                    SCHEDULES

SCHEDULE 5.1   --   Jurisdictions in which the Company is qualified

SCHEDULE 5.2   --   Subsidiaries; Jurisdictions in which the Subsidiaries
                    are qualified

SCHEDULE 5.4   --   Authorization and Approvals

SCHEDULE 5.6   --   Capitalization

SCHEDULE 5.7   --   Litigation; Defaults

SCHEDULE 5.8   --   Debt and Other Liabilities

SCHEDULE 5.9   --   Material Developments

SCHEDULE 5.10  --   Employee Programs

SCHEDULE 5.14  --   Undisclosed Liabilities

SCHEDULE 5.19  --   Environmental

SCHEDULE 5.21  --   Condemnation Proceedings and Liens

SCHEDULE 5.22  --   Insurance

SCHEDULE 5.23  --   Employment Practices

SCHEDULE 5.24  --   Patents and Trademarks

SCHEDULE 5.25  --   Material Contracts and Obligations

SCHEDULE 5.26  --   Taxes

SCHEDULE 5.27  --   Transactions with Affiliates

SCHEDULE 5.28  --   Subsidiary Payment Restrictions

SCHEDULE 5.35  --   Earnout Provisions

SCHEDULE 5.36  --   Existing Investments

                                    EXHIBITS


EXHIBIT A      --   Form of Certificate of
                    Designations, Preferences and Rights of the Preferred Stock

EXHIBIT B      --   Form of Opinion of Christy & Viener

EXHIBIT C      --   Form of Note Indenture

EXHIBIT D      --   Form of Amendment to the Company's Bylaws

EXHIBIT E      --   Form of Registration Rights Agreement

EXHIBIT F      --   Form of Guaranty Agreement

                          SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT ("Agreement") dated as of March 19, 1998, among Headway Corporate Resources, Inc., a Delaware corporation (the "Company"), and each purchaser executing a signature page hereto or any subsequent holder of the Securities (each a "Purchaser," and collectively the "Purchasers").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) the Notes in the aggregate amount of up to $10,000,000, and (ii) the Preferred Stock in the aggregate liquidation preference of up to $20,000,000 (the Notes and the Preferred Stock are herein collectively referred to as the "Securities"), on the terms, and subject to the conditions, set forth herein.

     NOW THEREFORE, in consideration of these premises, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. For purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated. All accounting terms not otherwise defined herein, shall have the respective meanings accorded to them under GAAP. Unless the context otherwise requires, (i) references to a "Schedule" or an "Exhibit" are to a Schedule or an Exhibit attached to this Agreement, (ii) references to a "section" or a "subdivision" are to a section or a subdivision of this Agreement, or (iii) any of the following terms may be used in the singular or the plural, depending on the reference:

         "Acquisition Documents" means, collectively, (a) that certain Asset Purchase Agreement dated as of March 31, 1997 between the Company, Headway Corporate Staffing Services of North Carolina, Inc., Advanced Staffing Solutions, Inc., H. Wade Gresham and Mark F. Herron, (b) that certain Asset Purchase Agreement dated as of July 28, 1997 between the Company, ASA Personnel Services, Inc., Administrative Sales Associates, Inc., Administrative Sales Associates Temporaries, Inc., Richard Brody and Arnold Katz, (c) that certain Asset Purchase Agreement dated as of September 29, 1997 between the Company, Irene Cohen Temps, Inc., Quality Outsourcing, Inc., George J. Burt, Richard E. Gaudy and Peter F. Notaro, (d) that certain Purchase Agreement dated as of September 30, 1997 between the Company, Headway Corporate

Staffing Services of Connecticut, Inc., Electronic Data Resources, L.L.C., EDR Associates, Inc., Maurice Dusel, James Roberts and Michael Russell, (e) that certain Asset Purchase Agreement, to be dated on or about March 23, 1998, among the Company, Headway Corporate Staffing Services of North Carolina, Inc., Select Staffing Services, Inc. and Jack Powell, (f) that certain Asset Purchase Agreement, to be dated on or about March 23, 1998, among the Company, Cheney Associates, L.L.C. and Timothy Cheney, an individual doing business under the names Cheney Associates, Inc. and Cheney Consulting Group, (g) that certain Stock Purchase Agreement, to be dated on or about March 23, 1998, among the Company, L&M Shore Family Holdings Limited Partnership, Elder Investments Limited Partnership, Mark Shore and Linda Elder, and (h) any other purchase agreement entered into hereafter by the Company and/or any Subsidiaries relating to the acquisition of any entity or any assets thereof.

         "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Agreement" means this Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments thereto.

         "Business Day" has the meaning ascribed thereto in the Note Indenture.

         "Bylaws Amendment" means the Amendment to the Company's by-laws, attached hereto as Exhibit D.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock or any form of membership interests, as applicable, whether outstanding on the Closing Date or issued after the Closing Date and any and all rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

         "Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock of the Company, attached hereto as Exhibit A. "Change of Control" has the meaning ascribed thereto in the Note Indenture.

         "Charter Documents" has the meaning ascribed thereto in Section 5.1 hereof.

         "Closing" has the meaning ascribed thereto in Section 3 hereof.

         "Closing Date" has the meaning ascribed thereto in Section 3 hereof.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, as amended from time to time. "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Commitment Fee" means (i) one (1) percent of the principal amount of the Notes, plus (ii) one (1) percent of the aggregate liquidation preference of the Preferred Stock, as determined pursuant to the Certificate of Designation.

         "Commitment Letter" means those certain commitment letters between each Purchaser and the Company, each dated January 27, 1998, with respect to the transactions contemplated hereby.

         "Common Stock" means the common stock, par value $.0001 per share, of the Company.

         "Company" has the meaning ascribed thereto in the introduction hereof.

         "Contract" has the meaning ascribed thereto in Section 5.25 hereof.

         "Credit Agreement" means the Credit Agreement, dated as of March 19, 1998, entered into between the Company and NationsBank, National Association, as agent, and the lenders party thereto from time to time, providing for the Credit Facility, as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof permitted under the Note Indenture which provides for working capital and other financing, whether by the same or any other lender or group of lenders.

         "Credit Facility" means the $75,000,000 revolving credit facility, pursuant to the Credit Agreement.

         "Current Affiliate" has the meaning ascribed thereto in Section 5.10 hereof.

         "Default" has the meaning ascribed thereto in the Note Indenture.

         "DGCL" shall mean the Delaware General Corporation Law in effect as of the date hereof, as amended from time to time. "Dilution Event" has the meaning ascribed thereto in the Note Indenture.

          "Domestic Subsidiary" has the meaning ascribed thereto in the Note Indenture.

          "Employee Program" has the meaning ascribed thereto in Section 5.10 hereof.

         "Employees" means officers, directors, consultants, employees and all other persons who render services to the Company.

         "Environment" means soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata and ambient air.

         "Environmental Law(s)" means and includes any Laws relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, as amended from time to time.

         "ERISA Plan" has the meaning ascribed thereto in Section 5.10 hereof.

         "Event of Default" has the meaning ascribed thereto in the Note Indenture.

         "Executive Officer" means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer and any Senior Vice President of the Company or any other person who, by whatever title, has control over or responsibility for the management and operations of the Company.

         "Financial Statements" has the meaning ascribed thereto in Section 5.14 hereof.

         "GAAP" means generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date of determination.

         "GarMark" means GarMark Partners, L.P.

         "Governmental Authority" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, arbitration panel, department, authority, body or other instrumentality or political unit or subdivision or official thereof, whether domestic or foreign.

         "Guaranty Agreement" means the Guaranty Agreement of even date herewith, by and among the Company's Domestic Subsidiaries and the Trustee, for the benefit of the Purchasers, substantially in the form of Exhibit F hereto, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto.

         "Hazardous Materials" means and includes any pollutants, hazardous or toxic materials, substances or wastes, including: petroleum and petroleum products and derivatives; asbestos; radon; polychlorinated bi-phenyls; urea-formaldehyde foam insulation; explosives; radioactive materials; laboratory wastes and medical wastes (including contaminated clothing, body fluids, contaminated medical instruments and equipment, catheters, used bandages, gauzes, needles or other sharp instruments); and any chemicals, materials or substances designated or regulated as hazardous or as toxic substances, materials, or wastes, or otherwise regulated, under any Environmental Law; hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other human health or safety, as defined or regulated under any Environmental Law.

         "Hazardous Waste" means and includes any hazardous waste as defined or regulated under any Environmental Law.

         "Hedging Obligations" has the meaning ascribed thereto in the Note Indenture.

         "Information Memorandum" means that certain Information Memorandum of the Company dated December 1, 1997, together with all attachments, schedules and exhibits thereto, distributed in connection with the purchase and sale of the Securities, and any supplement or amendment thereto reviewed by each Purchaser prior to the date of this Agreement.

         "Initial Purchasers" means the Purchasers listed on the signature pages hereto and each of their respective Affiliates. "Illegal Transfer Notice" has the meaning ascribed thereto in Section 8.2 hereof.

         "Indemnified Party" or "Indemnified Parties" has the meaning ascribed thereto in Section 9.1(a) hereof.

         "Intellectual Property" has the meaning ascribed thereto in Section 5.24(a) hereof.

         "IRS" means the Internal Revenue Service or any successor agency.

         "Law" Any statute, ordinance, code, rule, regulation or order enacted, adopted, promulgated, applied or followed by any Governmental Authority.

         "License" or "Licenses" has the meaning ascribed thereto in Section 5.3 hereof.

         "Lien" means any security agreement, financing statement (whether or not filed) mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance, lien, charge, restrictive agreement, mortgage, deed of trust, indenture, pledge, option, limitation, exception to or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, lease, consignment, or bailment given for security purposes, trust receipt or other title retention agreement with respect to any Property or asset of such Person, whether direct, indirect, accrued or contingent.

         "Losses" has the meaning ascribed thereto in Sect on 9.1(a) hereof.

         "Material Adverse Effect" has the meaning ascribed thereto in Section
5.1 hereof.

         "Moore" means Remington Investment Strategies L.P. and Moore Global Investments, Ltd. or any of their Affiliates.

         "Multiemployer Plan" has the meaning ascribed thereto in Section 5.10 hereof.

         "Notes" means the Increasing Rate Senior Subordinated Notes of the Company, due March 19, 2006, issued pursuant to the Note Indenture as amended, modified or supplemented from time to time in accordance with the terms thereof and the Note Indenture. "Note Indenture" means the Indenture of even date herewith by and between the Company and the Trustee, substantially in the form of Exhibit C hereto, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto.

         "Officers' Certificate" means a certificate executed on behalf of the Company by (a) the Chairman of the Board of Directors (if an officer) or the President or one of the Vice Presidents of the Company and (b) the Treasurer or one of the Assistant Treasurers or the Secretary or one of the Assistant Secretaries of the Company.

         "Option Plan" means any stock award or option plan, grant of warrants, grant of rights (including grant of exercise, exchange or conversion rights), agreement or arrangement, undertaking or commitment of any kind, for Employees relating to Capital Stock or other securities of the Company.

         "Permitted Acquisitions" has the meaning ascribed thereto in the Note Indenture.

         "Permitted Investments" has the meaning ascribed thereto in the Note Indenture.

         "Permitted Liens" has the meaning ascribed thereto in the Note
Indenture.

         "Person" means any individual, entity or group, including, without limitation, individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Preferred Stock" means the Series F Convertible Preferred Stock $0.0001 par value per share of the Company having the terms outlined in the Certificate of Designations and an aggregate liquidation preference of $20,000,000.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Public Document" has the meaning ascribed thereto in Section 7.4 hereof.

         "Purchasers" except as defined elsewhere in this Agreement, shall be as defined in the introduction hereto.

         "Registration Rights Agreement" means the Registration Rights Agreement of even date herewith, by and among the Company and the Purchasers, substantially in the form of Exhibit E hereto, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto.

         "Regulation D" means Regulation D under the Securities Act.


         "Regulation S" means Regulation S under the Securities Act.

         "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

         "Restricted Security" has the meaning ascribed thereto in Section 8.2 hereof.

         "Rule 144" means Rule 144 as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

         "Rule 144A" means Rule 144A as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

         "Securities" means, collectively, the Notes and the Preferred Stock.

         "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder, as amended.

         "Security Documents" has the meaning ascribed thereto the Note
Indenture.

         "Signing Fee" means the aggregate amount of $50,000.

         "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which securities representing more than 50% of the combined voting power of the total Voting Stock (or in the case of an association or other business entity which is not a corporation, more than 50% of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. When used therein without reference to any Person, Subsidiary means a Subsidiary of the Company.

         "Swap Agreements" has the meaning ascribed thereto in the Note
Indenture.

         "Taxes" has the meaning ascribed thereto in Section 5.26 thereof.

         "Threat of Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

         "Transaction Documents" means, collectively, this Agreement, the Note Indenture, the Notes, the Registration Rights Agreement, the Guaranty Agreement and the Credit Agreement and any and all agreements, exhibits, schedules, certificates, instruments and other documents contemplated thereby or executed and delivered in connection therewith.

         "Trustee" has the meaning ascribed thereto in the Notes Indenture.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Persons (irrespective of whether or not at the time, stock of any class or classes will have, or might have, voting power by the reason of the happening of any contingency).

         "Waivers" means the documents waiving the "change-in-control" provisions contained in certain stock option agreements.

    2.   Issuance, Purchase and Sale of the Securities.

         2.1  Issuance of the Securities.

              (a) The Company has authorized the issuance and sale of the Notes, in the aggregate principal amount of up to $10,000,000 to be acquired by the Purchasers in accordance with the terms of this Agreement. The Notes shall be issued pursuant to and in accordance with the terms of the Note Indenture. Each Note will be issued in the principal amount of $100,000 and integral multiples of $1,000 in excess thereof, and will otherwise be in the form of the Note attached to the Note Indenture, with such changes thereto, if any, as may be approved by the Purchasers and the Company.

              (b) The Company has authorized the issuance and sale of the Preferred Stock in the aggregate liquidation preference of up to $20,000,000 to be acquired by the Purchasers in accordance with the terms of this Agreement. The Preferred Stock shall have the voting powers, dividend rights, liquidation rights, designations, preference and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as are set forth in the Certificate of Designations which shall be filed with the Secretary of State of the State of Delaware on or before the Closing Date.

         2.2 Sale and Purchase of the Securities. Subject to the terms and conditions of this Agreement and the Note Indenture, contemporaneously with the execution hereof, the Company will issue, sell and deliver to each Purchaser and each Purchaser will purchase from the Company, (a) such principal amount of Notes, and (b) such amount of the aggregate liquidation preference of Preferred Stock, as is specified opposite such Purchaser's name on the signature pages hereto. The purchase price of the Securities shall be as set forth on the signature page of each Purchaser and shall be payable by each Purchaser to the Company in cash by wire transfer of immediately available funds.

    3. Closing of Sale of Securities. The purchase and delivery of the Securities to be purchased by the Purchasers hereunder shall take place at the offices of Christy & Viener, 620 Fifth Avenue, New York, New York 10020, at a closing (the "Closing") on March 19, 1998 or at such other place or on such other date as the Purchasers and the Company may agree upon (such date on which the Closing shall have actually occurred, the "Closing Date"). At the Closing, the Company will deliver or cause to be delivered to each Purchaser the Securities to be purchased by each such Purchaser pursuant hereto against payment of the purchase price therefor. The Notes and the Preferred Stock to be purchased by each Purchaser hereunder shall be, with respect to each such Purchaser, in the form of a single Note and a single Preferred Stock certificate, respectively (or such greater number of Preferred Stock certificates as each Purchaser may request no less than 48 hours prior to the Closing), in each case dated the date of the Closing and registered in the Purchaser's name or that of its nominee (provided to the Company no less than 48 hours prior to the Closing). If at the Closing the Company shall fail to tender to the Purchasers any of the Securities to be purchased by them as provided in this Section 3, or any of the items to be delivered pursuant to Section 4.1 shall not have been delivered or such delivery has not been waived by the Purchasers, the Purchasers shall, at their election, be relieved of all further obligations, if any, under the Commitment Letter or this Agreement, without thereby waiving any other respective rights it may have by reason of such failure or such non-fulfillment.

    4. Deliveries at the Closing.

       4.1 Deliveries by the Company to the Purchasers on the Closing Date. At the Closing, the Company will deliver or cause to be delivered to each Purchaser, against payment of the purchase price as provided herein:

              (a)  Securities. The Securities, as provided in Section 3 hereof;

              (b) Compliance Certificate. An Officers' Certificate, dated the date of the Closing, certifying that:

                    (i)  the  representations  and  warranties  of the
          Company and the Subsidiaries contained in this Agreement, the other Transaction Documents, and those otherwise made in writing by or on behalf of the Company and the Subsidiaries, in connection with transactions contemplated by this Agreement and the other Transaction Documents are true and correct as of the date hereof, after giving effect to the sale of the Securities and the other transactions contemplated by this Agreement and the other Transaction Documents, except that any representations and warranties that relate to a particular date or period shall be true and correct as of such date or period; and

                    (ii) the Company and each of its Subsidiaries have performed, satisfied and complied in all material respects with all covenants, agreements and conditions contained in, and required by, this Agreement and the other Transaction Documents, to be performed, satisfied or complied with prior to or at the Closing, and at the time of the Closing after giving effect to the sale of the Securities and the other transactions contemplated by this Agreement and the other Transaction Documents, no Default or Event of Default has occurred and is continuing.

              (c) Opinion of Counsel. A favorable opinion, from Christy & Viener counsel for the Company, substantially in the form set forth in Exhibit B, addressed to the Purchasers, dated the Closing Date and otherwise satisfactory in substance and form to the Purchasers, and their respective counsel;

              (d)  Note Indenture. Fully-executed original counterparts of the
Note Indenture, duly executed by the Company and the Trustee and evidence that such Note Indenture is in full force and effect and no term or condition thereof has been amended, modified or waived;

              (e) Credit Facility. Fully-executed counterparts of the Credit Agreement, duly executed by the Company, NationsBank, National Association, as agent, and the lenders party thereto and evidence that (i) such Credit Agreement is in full force and effect and no term or condition thereof has been amended, modified or waived, and (ii) that all transactions with respect to the Credit Facility have been consummated;

              (f) Registration Rights Agreement. Fully-executed original counterparts of the Registration Rights Agreement, duly executed by the Company, and evidence that such Registration Rights Agreement is in full force and effect and no term or condition thereof has been amended, modified or waived;

              (g) Guaranty Agreement. Fully-executed original counterparts of the Guaranty Agreement, duly executed by each of the Company's Domestic Subsidiaries, and evidence that such

Guaranty Agreement is in full force and effect and no term or condition thereof has been amended, modified or waived;

              (h) Certificate of Designations. Evidence of filing with the Secretary of State of the State of Delaware of the Certificate of Designations pursuant to Section 151 of the DGCL with respect to the issuance and sale of the Preferred Stock contemplated hereunder;

              (i) Bylaws Amendment. Evidence of the adoption of the Bylaws Amendment pursuant to Section 109 of the DGCL;

              (j) Board of Directors. Evidence of the increase of the size of the Company's Board of Directors and of each of the Compensation Committee, Stock Incentive Plan Committee, Finance Committee and Audit Committee by one
(1), and of the election of a person chosen by GarMark, to each of the vacancies created by such increases, all as set forth in Section 7.2 hereof.

              (k) Other Transaction Documents. Evidence that other Transaction Documents and any other agreements and documents contemplated thereby and in connection therewith have been duly executed and delivered by all respective parties thereto and are in full force and effect;

              (l) Governmental and Third Party Permits, Consents, Etc. Evidence that, except as set forth on Schedule 5.4, the Company and its Subsidiaries have duly applied for and obtained all approvals, orders, licenses, consents and other authorizations (collectively, the "Approvals") from each federal, state and local government and governmental agency, department or body, pursuant to any agreement to which the Company or any of its Subsidiaries is a party, or to which any of them or any of their assets is subject, that may be required in connection with this Agreement, the other Transaction Documents or any other agreements and documents contemplated thereby and in connection therewith;

              (m) Information Memorandum. Evidence that the Information Memorandum has not been amended or supplemented subsequent to the delivery thereof to the Purchasers;

              (n) Corporate Documents.

                    (i) copies of the Company's and of each of its Subsidiaries' certificate of incorporation or formation, as the case may be, certified as of a recent date by the Secretary of State of the jurisdiction of incorporation or formation, as the case may be, of any such entity;

                    (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by the Company and each of its Subsidiaries which lists the Charter Documents on file in the office of such Secretary of State;

                    (iii) a certificate dated as of a recent date as date as to the good standing of and payment of taxes by the Company and each of its Subsidiaries issued by the Secretary of State of each jurisdiction in which such entity is qualified as a foreign corporation, except to the extent that any failure to so qualify would not have a Material Adverse Effect on the Company or any of its Material Subsidiaries; and

                    (iv) A certificate,  dated the Closing Date of the
          Secretary of each of the Company and the Subsidiaries, (i) certifying as true, complete and correct its Charter Documents (as appropriate) and in the case of the Company
          (x) resolutions of the Company's Board of Directors relating to the adoption of the Bylaws Amendment, (y) resolutions of the Company's Board of Directors relating to the transactions contemplated hereby, and (z) a certificate of the Company's Stock Incentive Plan Committee certifying that no "change-in-control" (as such term is used in any option agreement or other award issued pursuant to the Company's 1993 Stock Incentive Plan) has occurred, or will occur upon the conversion of the Preferred Stock, as a result of the transactions contemplated hereby, (ii) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of the Company, (iii) as to the incumbency and specimen signatures of officers who shall have executed instruments, agreements and other documents in connection with the transactions contemplated hereby, (iv) as to the effect that certain agreements, instruments and other documents are in the form approved in the resolutions referred to in clause (i) above, and (v) covering such other matters, and with such other attachments thereto, as Purchasers' respective counsel may reasonably request at least one Business Day before the Closing Date, which certificates and attachments thereto shall be satisfactory in form and substance to such Purchasers and their respective counsel;

              (o) Waivers. The Waivers relating to the stock option agreements between the Company and each of Michael List and Ronald Wendlinger in form and substance acceptable to the Purchasers and each of their counsel, duly executed by each of Michael List and Ronald Wendlinger;

              (p) Payment of Closing Fees. The fees, expenses and disbursements of each Purchaser's counsel reflected in statements of such counsel rendered prior to or on the Closing Date; and

              (q) Payment of the Signing Fee and the Commitment Fee. Each of the Signing Fee and the Commitment Fee, to the extent not previously paid, in immediately available funds. The Signing Fee shall be payable to GarMark. The Commitment Fee shall be payable to each initial Purchaser in proportion to the Securities purchased by such initial Purchaser pursuant to the transactions contemplated hereby.

          4.2 Deliveries by the Purchasers to the Company on the Closing Date. At the Closing, each Purchaser will deliver or cause to be delivered to the Company the following:

              (a) Purchase Price. Such Purchaser's portion of the Purchase Price, as provided herein;

              (b) Compliance Certificate. An Officers' Certificate, dated the date of the Closing, certifying that: (i) the representations and warranties of each Purchaser contained in this Agreement, the other Transaction Documents, and those otherwise made in writing by or on behalf of such Purchaser, in connection with transactions contemplated by this Agreement and the other Transaction Documents are true and correct as of the date hereof, after giving effect to the sale of the Securities and the other transactions contemplated to be consummated at the Closing by this Agreement and the other Transaction Documents, except that any representations and warranties that relate to a particular date or period shall be true and correct as of such date or period; (ii) such Purchaser has performed satisfied and complied in all material respects with all covenants, agreements and conditions contained in, and required by, this Agreement and the other Transaction Documents, required to be performed, satisfied or complied with prior to or at the Closing; and

              (c) Registration Rights Agreement. The Registration Rights Agreement, duly executed by the Purchasers.

    5. Representations and Warranties. Etc. In order to induce the Purchasers to purchase the Securities, the Company represents and warrants to the Purchasers that:

         5.1 Organization and Qualification; Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to own and lease its Properties and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its Properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), assets, business or results of operations of (a "Material Adverse Effect") the Company and its Subsidiaries on a consolidated basis. The Company has heretofore delivered to each Purchaser's counsel complete and correct copies of (i) the certificate of incorporation, articles of organization or equivalent organizational document, and (ii) the by-laws, operating agreement or equivalent document, of the Company, each as amended to date and as presently in effect (collectively, "Charter Documents"). A list of all jurisdictions in which the Company is qualified, registered or licensed to do business as a foreign corporation is attached hereto as Schedule 5.1.

         5.2  Subsidiaries; Other Holdings. Set forth on Schedule 5.2 hereto are
(i) the Company's Subsidiaries, and (ii) the number and/or percentage of outstanding shares or other equity interests (including options, warrants and other rights to acquire any interest) of each class of Capital Stock or other equity or ownership interests owned by the Company. Except as set forth on
Schedule 5.2, the Company does not own any Person or Capital Stock or any other security of any Person, other than Permitted Investments. Schedule 5.2 states as of the date hereof (i) the organizational form of each Subsidiary, (ii) the authorized and issued capitalizations of each Subsidiary, (iii) the number of shares or other equity interests (including options, warrants and other rights to acquire any interest) of each class of Capital Stock or interest issued and outstanding of each such Subsidiary, and (iv) the number and/or percentage of outstanding shares or other equity interests (including options, warrants and other rights to acquire any interest) of each class of Capital Stock or other equity interests owned by any such Subsidiary. Except as set forth on Schedule 5.2, no Subsidiary owns any Person or Capital Stock or any other security of any Person, other than Permitted Investments. Each Subsidiary is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has full corporate power and authority to own and lease its Properties, and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation or limited liability company, as the case may be, to do business and is in good standing in each jurisdiction in which the ownership or leasing of its Properties or the character of its present operations make such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect on such Subsidiary. A list of all jurisdictions in which each Subsidiary is qualified, registered or licensed to do business as a foreign corporation or limited liability company, as the case may be, is attached hereto as Schedule 5.2. The Company owns, directly or indirectly, all of the outstanding shares of Capital Stock of each of its Subsidiaries free of any Liens (other than restrictions generally applicable to securities under federal, provincial or state securities laws and except as imposed by the Security Documents), and said shares have been duly issued and are fully paid and validly outstanding.

         5.3 Licenses. The Company and its Subsidiaries hold all material licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters, public and worker health and safety, buildings, highways or zoning) (individually, a "License" and collectively, "Licenses") required for the conduct of their business as now being conducted, and is operating in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis. The Company and its Subsidiaries are in substantial compliance with all Laws applicable to them, except in each case, where the failure so to comply would not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or a

Material Adverse Effect on the ability of the Company or any of its Subsidiaries to perform on a timely basis any obligation that it has or will have under any Transaction Document to which it is a party.

         5.4 Corporate and Governmental Authorization; Contravention. (a) Except as set forth on Schedule 5.4, the execution, delivery and performance by the Company of the Transaction Documents and all other instruments or agreements to be executed in connection herewith or therewith, the issuance and sale to the Purchasers of the Securities pursuant to this Agreement, and the amendment to the Company's by-laws as contemplated by the Bylaws Amendment (x) are within the Company's corporate powers, having been duly authorized by all necessary corporate action on the part of the Company, do not require any License, authorization, approval, qualification or formal exemption from, or other action by or in respect of, or filing of a declaration (other than the filing of the Certificate of Designations) or registration with, any court, Governmental Authority, agency or official or other Person (except such as have been obtained); (y) do not and will not (with or without the giving or receipt of notice or the passage of time or both) contravene or constitute a default under or violation of or give rise to any right of termination, cancellation or acceleration under (i) any provision of Law, (ii) the Charter Documents of the Company or any of its Subsidiaries, (iii) any agreement or Contract (or require the consent of any Person under any agreement or Contract that has not been obtained) to which the Company or any of its Subsidiaries is a party, or (iv) any judgment, injunction, order, decree or other instrument binding upon the Company, any of its Subsidiaries or any of their respective Properties, except in the case of clauses (iii) and (iv) above, where such contravention, default or violation would not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis; and (z) do not and will not (with or without the giving or receipt of notice or the passage of time or both) result in the creation or imposition of any Lien on any Property of the Company or any of its Subsidiaries, other than Permitted Liens or Liens contemplated by the
Note Indenture and the Security Documents.

              (b) The execution, delivery and performance by each of the Subsidiaries of the Transaction Documents to which it is a party, and all other instruments or agreements to be executed by such Subsidiary in connection therewith, (x) are within such Subsidiary's powers, having been duly authorized by all necessary action on the part of such Subsidiary, do not require any License, qualification or formal exemption from, or other action by or in respect of, or filing of a declaration or registration with, any Governmental Authority or other Person (except such as have been obtained); (y) do not and will not (with or without the giving or receipt of notice or the passage of time or both) contravene or constitute a default under or violation of or give rise to any right of termination, cancellation or acceleration under (i) any provision of Law, (ii) the Charter Documents of such Subsidiary, (iii) any Contract (or require the consent of any Person under any Contract that has not been obtained) to which such Subsidiary is a party, or (iv) any judgment, injunction, order, decree or other instrument binding upon such Subsidiary or any of their respective Properties, except, in the case of clauses (iii) and (iv) above, where such contravention, default or violation would not have a Material Adverse Effect on such Subsidiary; and (z) do not and will not (with or without the giving or receipt of notice or the passage of time or both) result in the creation or imposition of any Lien on any Property of such Subsidiary, other than Permitted Liens or Liens contemplated by the Note Indenture and the Security Documents.

         5.5 Validity and Binding Effect. Each of the Transaction Documents has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
              (b) Each of the Transaction Documents to which any of the Subsidiaries is a party has been duly executed and delivered by such Subsidiary and is a valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms.

         5.6  Capitalization.

              (a) The authorized Capital Stock of the Company consists of 20,000,000 shares of common stock, $.0001 par value ("Common Stock"). As of the date hereof: (A) (i) 9,098,594 shares of the Company's Common Stock are issued and outstanding; (ii) no shares of the Company's Common Stock are held by the Company in its treasury; (iii) 1,827,712 shares of the Company's Common Stock are reserved for issuance pursuant to the Company's Option Plans; (iv) 200,000 shares of the Company's Common Stock are reserved for issuance under options granted pursuant to agreements with Strategic Growth International, Inc.; (v) 50,000 shares of the Company's Common Stock are reserved for issuance under warrants granted pursuant to a Consulting Agreement with JW Charles Financial;
(vi) 128,461 shares of the Company's Common Stock are reserved for issuance under warrants granted to Tallwood; (vii) 240,000 shares of the Company's Common Stock are reserved for issuance under warrants granted to The Tailwind Fund;
(viii) 120,000 shares of the Company's Common Stock are reserved for issuance under warrants granted to Ehud Laska; (ix) 120,000 shares of the Company's Common Stock are reserved for issuance under warrants granted to Ziad Abdelnaur;
(x) 272,352 shares of the Company's Common Stock are reserved for issuance under warrants granted to former holders of the Company's Series D Convertible Preferred Stock; and (xi) up to $333,333 in shares of the Company's Common Stock in each year of the Earnout under that certain Asset Purchase Agreement, dated as of July 28, 1997, between the Company, ASA Personnel Services, Inc., Administrative Sales Associates, Inc., Richard Brody and Arnold Katz; (B) 575,000 shares of the Company's Common Stock are reserved for issuance under the Company's Series E Convertible Preferred Stock; and (C) 575,000 shares of the Company's Series E Convertible Preferred Stock are reserved for issuance under warrants granted to ING (U.S.) Capital Corporation. All of the issued and outstanding shares of Capital Stock are fully paid and non-assessable. The Company has made available to the Purchasers complete and correct copies of the Option Plans, and all forms of options and warrants listed above.

              (b) Schedule 5.6 sets forth a complete, true and accurate list of
(i) the holders of record, including the amount owned by each such holder, of all issued and outstanding preferred stock of the Company, or (ii) all options, warrants and other equity based derivatives (including stock appreciation rights) of the Company outstanding as of the date of this Agreement, including
(w) the date of grant, (x) the exercise price, (y) the expiration date, and (z) the holder, including the number of securities owned by each holder, of each such outstanding option and warrant of the Company.

              (c) The Preferred Stock to be issued to the Purchasers hereunder will have the voting powers, dividend rights, liquidation rights, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, as are set forth in (i) the Certificate of Designations, the form of which is attached hereto as Exhibit A, which will be filed with the Secretary of State of the State of Delaware on or prior to the Closing Date, and (ii) the Bylaws Amendment, the form of which is attached hereto as Exhibit D, pursuant to which the by-laws of the Company will be amended on or prior to the Closing Date. The Company has duly reserved for issuance the shares of Common Stock issuable upon conversion of the Preferred Stock. The Company has duly reserved for issuance the shares of Common Stock issuable upon conversion of the Preferred Stock. When paid for by, and issued to, the Purchasers, the Preferred Stock will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any and all Liens, and except as set forth in this Agreement, the Certificate of Designations or applicable securities Laws, will not be subject to any restriction on use, voting or transfer; and the shares of Common Stock issuable to the Purchasers upon conversion of the Preferred Stock, when issued in accordance with the Certificate of Designations, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any and all Liens, and except as set forth in this Agreement and the Certificate of Designations, will not be subject to any restriction on use, voting or transfer. The offer, sale and issuance of the Preferred Stock by the Company to the Purchasers (and any shares of Common Stock issuable on conversion thereof) are exempt from the registration requirements of the Securities Act and state securities laws. On the basis of the representations contained in Section 6 hereof, the offer, sale and issuance of the Securities by the Company to the Purchasers, and any shares of Common Stock issuable to the Purchasers (or any transferee of any Purchaser; provided that such transferee had executed a Transferee Letter of Representation (with respect to the Notes, substantially in the form attached as Exhibit C to the
Note Indenture, and with respect to the Preferred Stock, such Transferee Letter of Representation in a form amended to apply to the Preferred Stock) contemporaneously with, or prior to, such transfer) upon conversion of the Preferred Stock, are exempt from the registration requirements of the Securities Act and state securities Laws. No further approval or authorization of the stockholders or the directors of the Company, of any Governmental Authority or any other Person is required for the issuance and sale of the Preferred Stock or the shares of Common Stock issuable on conversion thereof.

              (d) Except as set forth above, no shares of Capital Stock or other voting securities of the Company are issued, reserved for issuance or outstanding. Except as set forth in Schedule 5.6, (i) there are no outstanding options, warrants, rights, exercise, exchange conversion rights, agreements, arrangements, undertakings or commitments of any kind (A) relating to the issuance, sale, purchase, redemption, voting or transfer of any Capital Stock or other securities of the Company, or (B) containing any "change-in-control" provisions, (ii) there are no rights outstanding which permit or allow the holder thereof to cause the Company to file a registration statement or which permit or allow the holder thereof to include securities of the Company in a registration statement filed by the Company, and (iii) no events have occurred that would lower the exercise price of, accelerate vesting of, or increase the number of shares of the Company's Common Stock into which any such securities can be exercised, exchanged or converted. There are no preemptive or other similar rights with respect to any Capital Stock of the Company. None of the outstanding Capital Stock or other securities of the Company were issued in violation of the Securities Act, or the securities or blue sky laws of any state or other jurisdiction.

         5.7 Litigation; Defaults. Except as set forth on Schedule 5.23 hereto, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, any director, officer, agent, employee, consultant or other Person acting on the behalf of the Company or any of its Subsidiaries, or any properties of any of the foregoing, before or by any Governmental Authority, which (individually or in the aggregate) could reasonably be expected to (i) have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis, or (ii) impair the ability of the Company or any of its Subsidiaries to perform fully on a timely basis any obligation which the Company or such Subsidiary has or will have under any Transaction Document. Neither the Company nor any of its Subsidiaries is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Charter Documents, or of any term of any agreement, Contract, instrument, judgment, decree, writ, determination, arbitration award, or Law (including, without limitation, those relating to labor, employment, occupational health and safety or similar matters) applicable to the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is bound, or to any properties of the Company or any of its Subsidiaries, except in each case to the extent that such violations or defaults, individually or in the aggregate, could not reasonably (a) affect the validity or enforceability of any Transaction Document, (b) have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis, or (c) impair the ability of the Company or any of its Subsidiaries to perform fully on a timely basis any obligation which the Company or any such Subsidiary will have under any Transaction Document.

         5.8 Outstanding Debt. Except as set forth in the Financial Statements or on Schedule 5.8 hereto, at and as of the Closing Date, neither the Company nor any of its Subsidiaries has outstanding any debt for borrowed money, or obligations or liabilities evidenced by bonds, debentures, notes or other similar instruments or under capital leases other than the Credit Facility and short-term debt incurred in the ordinary course of business consistent with the Company's past practices. Schedule 5.8 contains a complete and accurate list of all material guarantees, assumptions, purchase agreements and similar agreements and arrangements whereby the Company or any of its Subsidiaries is or may become directly or indirectly liable or responsible for the indebtedness or other obligations of another Person other than the Company or any of its Subsidiaries, except for negotiable instruments endorsed for collection or deposit in the ordinary course of its business, identifying, with respect to each of the respective parties, amounts, terms and maturities.

         5.9 No Material Adverse Change. Except as set forth on Schedule 5.9, since December 31, 1997, there has been (i) no material adverse change in the condition (financial or otherwise), assets, business, projects or results of operations of the Company or any of its Subsidiaries, (ii) no obligation or liability (contingent or otherwise) incurred by the Company or any of its Subsidiaries, other than obligations and liabilities incurred in the ordinary course of business consistent with the Company's past practices and no Lien placed on any of the Properties of the Company or any of its Subsidiaries that remains in existence on the date hereof, other than Permitted Liens and liabilities and Liens described on Schedule 5.21 hereto, and (iii) no acquisition or disposition of any material assets by the Company or any of its Subsidiaries (or any contract or arrangement therefor) or any other material transaction, otherwise than for fair value, as determined in good faith by the Company's Board of Directors, in the ordinary course of business.

         5.10 Employee Programs. Schedule 5.10 sets forth a list of every Employee Program maintained by the Company or any Current Affiliate at any time during the six-year period ending on the Closing Date or with respect to which a liability, contingent or otherwise, of the Company or an Affiliate exists. Each Employee Program (other than a Multiemployer Plan) which has been maintained by the Company during the six-year period ending on the Closing Date and which has been intended to qualify under Section 401(a) or Section 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section, or the remedial amendment period under Section 401(b) of the Code has not yet expired with respect to such Employee Program and, to the knowledge of the Company, nothing has occurred that would adversely affect such qualification from the date of such letter or application (which was timely made) for a determination or approval letter, and to the knowledge of the Company, no reason exists why a favorable determination or approval shall not be granted. Except as set forth on
Schedule 5.10, the Company does not know of any failure of any party to comply with any Laws applicable with respect to the Employee Programs that have been maintained by the Company or any Current Affiliate, and no such failure will result from completion of the transactions contemplated hereby. With respect to any Employee Program ever maintained by the Company or an Affiliate, there has been no "prohibited transaction," as defined in Section 406 of ERISA or Code
Section 4975, or breach of any duty under ERISA or other applicable Law or any agreement which in any such case could subject the Company to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program (other than a Multiemployer Plan).

    The Company and its Current Affiliates have not incurred any liability under Title IV of ERISA which has not been paid in full prior to the Closing. Neither the Company nor any of its Current Affiliates is liable for any material "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program subject to Title IV of ERISA, there has been no (and the transactions contemplated by this Agreement will not result in any) (i) "reportable event," within the meaning of ERISA Section 4043 or the regulations thereunder (for which the notice requirement is not waived under 29 C.F.R. Part 2615) or (ii) other event or condition which presents a material risk of plan termination or any other event that may cause the Company or any Current Affiliate to incur material liability, contingent or otherwise, or have a material Lien imposed on its assets under Title IV of ERISA. All payments and/or contributions required to have been made by the Company and its Current Affiliates (under the provisions of any agreements or other governing documents or applicable Law) with respect to all Employee Programs subject to Title IV of ERISA ever maintained by the Company or any Affiliate, for all periods prior to the Closing, have been timely made. Except as described on Schedule 5.10, no Employee Program maintained by the Company or an Affiliate and subject to Title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. With respect to Multiemployer Plans maintained by the Company or any Affiliate, Schedule 5.10 states the aggregate amount of withdrawal liability or other termination liability that would be incurred by the Company or any Affiliate if there were a withdrawal from any such plan as determined by the most recent withdrawal liability calculation prepared by such plan. Except as disclosed on Schedule 5.10, none of the Employee Programs which is a welfare plan maintained by the Company or any Affiliate provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or comparable statutes or regulations) or has ever promised to provide such post-termination benefits.

    For purposes of this section:

                    (i) "Employee Program" means (A) any employee benefit plan within the meaning of Section 3(3) of ERISA and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA, and (B) any stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above, and (C) any trust used to fund benefits under the foregoing maintained by the Company or any Affiliate.

                    (ii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA
          Section 302(d)(8)(C); an entity is a "Current Affiliate" if it currently would be considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA
          Section 302(d)(8)(C); and each reference to the Company includes the Subsidiaries.

                    (iii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or, in respect of such employees, their spouses, dependents, or beneficiaries).

                    (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         5.11 Private Offerings. No form of general solicitation or general advertising including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Company or any of its Subsidiaries or any of the Company's or such Subsidiary's representatives, or, any other Person acting on behalf of the Company or any of its Subsidiaries, in connection with the offering of the Securities being purchased under this Agreement or under any other Transaction Document. None of the Company, any of its Subsidiaries or any Person acting on the Company's or such Subsidiary's behalf has directly or indirectly offered the Securities, or any part thereof or any other similar securities, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the Purchasers and other investors who the Company reasonably believed had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of purchasing the Securities. The Company further represents to the Purchasers that, assuming the accuracy of the representations of the Purchasers as set forth in Section 6 hereof, none of the Company, any of its Subsidiaries or any Person acting on the Company's or such Subsidiary's behalf has taken or will take any action which would subject the issue and sale of the Securities being purchased hereunder or under any other Transaction Document to the provisions of Section 5 of the Securities Act, except as contemplated by the Registration Rights Agreement. The Company has not sold the Securities to anyone other than the Purchasers designated in this Agreement. No securities of the same class or series as the Securities have been issued and sold by the Company prior to the date hereof. Each Note and Preferred Stock certificate shall bear substantially the same legend set forth in Section 8.1 hereof, as applicable, for at least so long as such restrictions apply.

         5.12 Broker's or Finder's Commissions. In addition to and not in limitation of any other rights hereunder, the Company and the Subsidiaries will indemnify and hold harmless each Purchaser from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions and any and all liabilities with respect to any taxes (including interest and penalties) payable or incurred, or alleged to have been incurred, by the Company or any of its Subsidiaries or any Person acting, or alleged to have been acting, on the Company's or such Subsidiary's behalf, in connection with this Agreement, the issuance or sale of the Securities, or any other transaction contemplated by any of the Transaction Documents (including, without limitation, the Company's obligation to pay the transaction fee to NationsBanc Montgomery Securities LLC).

         5.13  Company SEC Documents; Information Memorandum.

               (a) The Company has timely filed with the SEC, and has heretofore made available to the Purchasers true and complete copies of, each report, schedule, registration statement and definitive proxy statement required to be filed by it under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). The Company SEC Documents, including without limitation, any financial statements or schedules included therein, at the time filed, (x) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and (y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) None of this Agreement, each of the other Transaction Documents and the Information Memorandum, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

               (c) The historical financial and operating information contained in the Information Memorandum has been derived from the consolidated books and records of the Company and its Subsidiaries based upon reasonable methods as to allocations and calculations of such financial information.

               (d) The financial projections concerning the Company included in the Information Memorandum have been prepared in good faith based upon reasonable assumptions.

               (e) There is no material fact known to the Company which the Company has not disclosed to the Purchasers, or counsel to the Purchasers, in writing which has or, insofar as the Company can reasonably foresee, may have or will have a Material Adverse Effect on the Company to perform its obligations under any of the Transaction Documents or in respect of the Securities or any document contemplated hereby or thereby.

               (f) The Company has provided the Purchasers with complete and accurate information as to the Company, each of its Subsidiaries and its affairs. No representation or warranty made by the Company set forth herein, or in any schedule hereto, in any supplement to any schedule, in the Note Indenture or in any other Transaction Document, or in any certificate or other document delivered or to be delivered in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact, or omits to state any material fact, necessary in order to make the statement therein, in light of the circumstances in which it was made, not misleading.

          5.14 Financial Statements; No Undisclosed Liabilities; Accounts Receivable.

                (a) The financial statements of the Company included or incorporated by reference in the Company SEC Documents (the "Company Financial Statements") comply, as of their respective dates, as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto with respect to audited statements or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments, none of which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company and its consolidated Subsidiaries, taken as a whole). Since December 31, 1997, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, other than liabilities (i) disclosed in Schedule 5.14 or in the Company SEC Documents filed prior to the date of this Agreement (complete, true and correct copies of all of which have been furnished to the Purchasers), (ii) adequately provided for in the Company Financial Statements or disclosed in any related notes thereto (complete, true and correct copies of all of which have been furnished to the Purchasers), (iii) not required under GAAP to be reflected in the Company's financial statements or disclosed in any related notes thereto, (iv) incurred in connection with this Agreement, or (v) incurred after December 31, 1997 in the ordinary course of business consistent with the Company's past practices and which would not have a Material Adverse Effect on the Company and its consolidated Subsidiaries, taken as a whole.

               (b) All accounts receivable as shown on the Company Financial Statements or on the accounting records of the Company as of the date hereof are valid, genuine and subsisting, have arisen in the ordinary course of business from customers believed to be commercially responsible, and the reserves shown on the Company Financial Statements are adequate and calculated consistent with past practice and consistent with GAAP.

         5.15 Foreign Assets Control Regulation. Etc. Neither the issue and sale of the Securities by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Control Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Haitian Transactions Regulations, or the Iraqi Sanctions Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or Executive Orders 12722 and 12724 (transactions with Iraq).

         5.16 Federal Reserve Regulations and Other Matters. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any of the proceeds from the sale of the Securities for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock," or of maintaining, reducing or retiring any indebtedness originally incurred to purchase any stock that is currently a "margin stock," or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit," in each case within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207 and 221, as amended, respectively), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulations T or X of the Board of Governors of the Federal Reserve System (12 C.F.R. 220 and 224, as amended, respectively), or any other regulation of such Board. No indebtedness that may be maintained, reduced or retired with the proceeds from the sale of the Securities was incurred for the purpose of purchasing or carrying any "margin stock" and neither the Company nor any of its Subsidiaries own any such "margin stock" or have any present intention of acquiring, directly or indirectly, any such "margin stock."

         5.17 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.18 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         5.19 Interstate Commerce Act. To the Company's knowledge, neither the Company nor any of its Subsidiaries is, nor will be, a "rail carrier," or a Person controlled by or affiliated with a "rail carrier," within the meaning of Title 49,

U.S.C. Neither the Company nor any of its Subsidiaries is a "carrier" or other Person to which 49 U.S.C. Section 11301(b)(1) is applicable.

         5.20 Environmental Regulation, Etc.

              (a) Each of the Company and its Subsidiaries (i) has no liability under any Environmental Law or common law cause of action relating to or arising from environmental conditions which could have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis and any property owned, operated, leased, or used by the Company and its Subsidiaries and any facilities and operations thereon comply with and will continue to comply with all applicable Environmental Laws to the extent that failure to comply could have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis; (ii) has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law, and (iii) has no reason to believe that any of the items enumerated in clause (ii) of this paragraph will be forthcoming.

              (b) (i) Each of the Company and its Subsidiaries has never, and will never, generate, transport, use, store, treat, dispose of, or manage any Hazardous Waste, other than in accordance with applicable Environmental Laws, except where failure to so comply with applicable Environmental Laws would not have a Material Adverse Effect on the Company or any of its Subsidiaries; (ii) the Company has not caused any Release or Threat of Release of a Hazardous Material at any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries; (iii) the Company and its Subsidiaries have never had Hazardous Material transported from any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries for treatment, storage, or disposal at any other place, other than in accordance with applicable Environmental Laws, except where failure to so comply with applicable Environmental Laws would not have a Material Adverse Effect on the Company or any of its Subsidiaries; (iv) the Company and its Subsidiaries do, not presently own, operate, or, to the best knowledge of the Company or any of its Subsidiaries, lease, or use any site on which underground storage tanks are or were located; (v) the Company and its Subsidiaries have never placed underground tanks on any site owned, operated, leased or used by the Company or any of its Subsidiaries; (vi) the Company and its Subsidiaries have never removed underground tanks from any site presently or formerly owned, operated, leased or used by the Company or any of its Subsidiaries; and (vii) the Company and its Subsidiaries have never had a Lien imposed by any Governmental Authority on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or any of its Subsidiaries in connection with the presence of any Hazardous Material.

         5.21  Properties  and  Assets.  The  Company  and   its Subsidiaries
have good record and marketable fee title to all real Property and all other Property and assets, whether tangible or intangible, owned by them and reasonably necessary in the conduct of business of the Company or such Subsidiaries. All of the leases necessary in any material respect for the operation of their respective properties and assets, under which the Company or any of its Subsidiaries holds any Property or assets, real or personal, are valid, subsisting and enforceable and afford peaceful and undisturbed possession of the subject matter of the lease, and no material default by the Company or any of its Subsidiaries exists under any of the provisions thereof. All buildings, machinery and equipment of the Company and its Subsidiaries are in good repair and working order, except for ordinary wear and tear. All material current and proposed uses of such Property of the Company and its Subsidiaries as set forth in the Company SEC Documents and the Information Memorandum are permitted as of right and no such Law interferes with such current or proposed uses. To the knowledge of the Company, there is no pending or formally proposed change in any such Laws, which would have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis. Except as set forth on
Schedule 5.21, no condemnation proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. All Property of the Company and its Subsidiaries are free from all Liens except for (i) Liens which would not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis; (ii) Liens disclosed on Schedule 5.21 hereto; and (iii) Permitted Liens. Except as set forth on Schedule 5.21 hereto and except as entered into pursuant to the Transaction Documents neither the Company nor any of its Subsidiaries has signed any material financing statement, as debtor or lessee, or any security agreement authorizing any secured party thereunder to file any such financing statement.

          5.22 Insurance. A list of all insurance policies and fidelity bonds covering the assets, business, equipment, Properties, operations, employees, officers and directors under which the Company or any of its Subsidiaries may derive any material benefit is set forth on Schedule 5.22 hereof. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or bonds or their agents. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Subsidiaries are otherwise in full compliance with the terms and conditions of all such policies and bonds. Except as set forth on Schedule 5.22, such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are and have been in full force and effect for at least the last year or since the inception of the Company or any of its Subsidiaries, as the case may be, and remain in full force and effect. Such policies of insurance and bonds are, to the best knowledge of the Company, of the type and in amounts customarily carried by Persons conducting business similar to that presently conducted by the Company and its Subsidiaries. The Company knows of no threatened termination of any such policies or bonds.

         5.23 Employment Practices. Neither the Company nor any of its Subsidiaries is a party to, or in the process of negotiating, any collective bargaining or labor agreement or union contract. There is no (i) charge, complaint or suit pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries respecting employment, hiring for employment, terminating from employment, employment practices, employment discrimination, terms and conditions of employment, safety, wrongful termination, or wages and hours, except as set forth on Schedule 5.23 hereto, (ii) unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened against, or decision or order in effect and binding on, the Company or any of its Subsidiaries before or of the National Labor Relations Board, (iii) grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iv) strike, labor dispute, slow-down, work stoppage or other interference with work pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or (v) to the knowledge of the Company, union organizing activities or union representation question threatened or existing with respect to any groups of employees of the Company or any of its Subsidiaries.

         5.24 Intellectual Property.

              (a) The Company and its Subsidiaries have exclusive ownership of, or exclusive licenses to use, all patent, copyright, trade secret, trademark, or other proprietary rights used, or to be used, in the business of the Company or any of its Subsidiaries (collectively, "Intellectual Property"). There are no claims or demands of any other Person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or any of its Subsidiaries in respect thereof. The Company and its Subsidiaries have the right to use, free and clear of claims or rights of other Persons, all customer lists, designs, manufacturing or other processes, computer software (subject to applicable licenses), systems, surveys, data compilations, research results and other information required for or incident to their products and business as presently conducted or contemplated.

              (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights that are owned by, or licensed to, the Company or any of its Subsidiaries or used or to be used by the Company or any of its Subsidiaries in their business as presently conducted, are listed on Schedule 5.24. All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in, or issued by, the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of Law in the United States and each such jurisdiction.

              (c) All material licenses or other agreements under which the Company or any of its Subsidiaries is granted rights in Intellectual Property are listed on Schedule 5.24. Except as set forth on Schedule 5.24, all said licenses or other agreements are in full force and effect and there is no default by any party thereto.

              (d) All material licenses or other agreements under which the Company or any of its Subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or any of its Subsidiaries are listed on Schedule 5.24. Except as set forth on Schedule 5.24, all of said licenses or other agreements are in full force and effect, and there is no default by any party thereto.

              (e) To the best knowledge of the Company and each of its Subsidiaries, the present business, activities, services and products of the Company and each of its Subsidiaries do not infringe any intellectual property of any other Person. No proceeding, charging the Company or any of its Subsidiaries with infringement of any adversely held Intellectual Property has been filed or is, to the knowledge of the Company, threatened to be filed. Neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any Person, including without limitation any former employer of any past or present employee of the Company or any of its Subsidiaries. Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company or any of its Subsidiaries, any of its or any Subsidiary's employees have any agreements or arrangements with any Persons other than the Company or any of its Subsidiaries related to confidential information or trade secrets of such Persons or restricting any such employee's engagement in business activities of any nature.

         5.25 Material Contracts and Obligations.

              (a) Schedule 5.25 is a true, complete and accurate list prepared by the Company, categorized by subject matter, of the following contracts, agreements, commitments, options, liens, licenses, mortgages, other security interests, understandings or promises, whether written or oral ("Contract"), to which the Company or any of its Subsidiaries are a party or by which its or any of their properties or assets are bound:

                  (i) purchase or sale orders, and all agreements to or with any one customer or supplier for the sale of products or services of an amount or value in excess of $500,000;

                  (ii) all employment contracts with any officer, consultant, director or employee;

                  (iii) all plans, contracts or arrangements providing for stock options or stock purchases, bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like;

                  (iv) all contracts for construction or for the purchase of equipment, machinery and other items except those having a value per item or require aggregate payments of less than $75,000;

                  (v) all contracts relating to the rental or use of equipment, other personal property or fixtures (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $75,000 and with terms of less than one year);

                  (vi) all license agreements, either as licensor or licensee, except licenses for computer software licensed in the ordinary course of business; (vii) all joint venture contracts and agreements involving a sharing of profits;

                  (viii) all franchise agreements;

                  (ix) all distributor, sales agency and other similar agreements;

                  (x)  all  loan  or   guaranty   agreements,   credit
         agreements, notes or other evidences of indebtedness, indentures or instruments evidencing Liens or secured transactions;

                  (xi) all real estate and easements and other rights in real property, owned or leased by or to the Company or any of its Subsidiaries; and

                  (xii) all other contracts, except those which: (i) are cancelable on 30 days' or less notice without any penalty or other financial obligation, or (ii) if not so cancelable, involve annual aggregate payments by or to the Company or to any of its Subsidiaries of $75,000 or less.

Except as set forth in Schedule 5.25, (i) each Contract was entered into in the ordinary course of the Company's or its Subsidiary's, as applicable, business,
(ii) is in full force and effect on the date of this Agreement and is valid, binding and enforceable in accordance with its terms, (iii) the Company or any of its Subsidiaries, as applicable, is not in material breach or default under any of the Contracts and has not received any notice or claim of any such breach or default from any party, (iv) to the best knowledge of the Company or any of its Subsidiaries, the relationship of the Company or any of its Subsidiaries, as applicable, with the parties to the Contracts is good and there has been no expression of any intention to terminate or materially modify any such relationships, (v) the Company or any of its Subsidiaries has no knowledge of any material breach or default under any Contract by any other party thereto,
(vi) no event or action has occurred, is pending or is threatened, which, after the giving or receipt of notice, and/or passage of time or otherwise, could constitute or result in any such material breach or default by the Company or any of its Subsidiaries, as applicable, or any other party under any of the Contracts, and (vii) no material amount claimed to be payable to the Company or any of its Subsidiaries, as applicable, under any of the Contracts is being disputed by any party. Except as set forth in Schedule 5.25, (i) for its services under any Contract, the Company or its Subsidiary, as applicable, receives the compensation provided under such Contract, without discount, offset or concessions of any kind, and the Company or its Subsidiary, as applicable, has not proposed or agreed to offer or accept any discount, offset or concession, and (ii) the payment history of the parties under the Contracts is good as judged by industry standards. The Company has delivered to the Purchasers true and complete copies or descriptions of the Contracts required to be listed in Schedule 5.25.

              (b) None of (i) the execution and delivery of this Agreement or the other Transaction Documents, (ii) the consummation of any of the transactions contemplated hereby or by the other Transaction Documents, or (iii) compliance with the terms and provisions hereof or thereof, will result in the creation or imposition of any Lien, other than Permitted Liens, upon any of the Property of the Company, or conflict in any way with the provisions of or result in a breach of or termination of or a default or acceleration of any obligation under, or except as set forth on Schedule 5.25, require the consent of any person pursuant to, any such Contract.

              (c) There is no term or provision of any Contract to which the Company is a party or by which it or any of its properties are bound, or of any provision of any Law, judgment, writ or decree, applicable to or binding upon the Company, any of its Subsidiaries, or their Properties, which have or can reasonably be expected to have a Material Adverse Effect on the Company, any of its Subsidiaries taken as a whole or any of their Properties.

         5.26 Taxes. The Company and its Subsidiaries, and any predecessors to the Company and any of its Subsidiaries, have filed or obtained extensions of all federal, state, local and foreign income, excise, franchise, real estate, sales and use and other tax returns heretofore required by Law to be filed by it. All material taxes, including, without limitation, all federal, state, county, local, foreign or other income, Property, sales, use, franchise, value added, employees' income withholding, social security, unemployment and other taxes, of any nature whatsoever which have become due or payable by the Company or any of its Subsidiaries, or by any predecessors thereto, including any fines or penalties with respect thereto or interest thereon, whether disputed or not (collectively, "Taxes"), have been paid in full or are adequately provided for in accordance with GAAP on the financial statements of the applicable Person. All material deposits, Taxes and other assessments and levies required by Law to be made, withheld, collected or provided for by the Company or any of its Subsidiaries, or any predecessors thereto, including deposits with respect to Taxes constituting employees' income withholding taxes, have been duly made, withheld, collected or provided for and have been paid over to the proper federal, state or local authority, or are held by the applicable Person for such payment. No Liens arising from or in connection with Taxes have been filed and are currently in effect against the Company or any of its Subsidiaries, except for Liens for Taxes which are not yet due. Except as set forth on Schedule 5.26 hereto, neither the Company nor any of its Subsidiaries, nor any predecessor thereto, has executed or filed with the IRS, or any other taxing authority, any agreement or document extending, or having the effect of extending, the period for assessment or collection of any Taxes. The federal income tax returns of the Company and each of its Subsidiaries, and any predecessor thereto, have been examined by the IRS, or the statute of limitations with respect to federal income taxes has expired, for all tax years up to and including the fiscal year ended December 31, 1993 and, except as set forth on Schedule 5.26, any deficiencies have been paid in full or are being contested in good faith by appropriate action and appropriate reserves therefor have been established on the Company's or applicable Subsidiaries' books. Except as set forth on Schedule 5.26, neither the Company nor any of its Subsidiaries is a party to any tax sharing agreement or arrangement. Except as set forth on Schedule 5.26, no audits or investigations are pending or, to the knowledge of the Company, threatened with respect to any tax returns or taxes of the Company or any of its Subsidiaries, or any predecessor thereto.

         5.27 Transactions with Affiliates; Arm's-Length Transactions;
Conflicts of Interest. Except as set forth on Schedule 5.27, there are no material transactions, agreements or understandings, existing or presently contemplated, between or among the Company or any of its Subsidiaries, and their officers or directors or stockholders or any of their Affiliates or associates. All transactions by the Company and its Subsidiaries have been conducted on an arm's-length basis. Neither the elected officers of the Company or any of its Subsidiaries nor the key employees of the Company or any of its Subsidiaries, or their respective spouses, have (or had during the past three fiscal years) any material direct or indirect ownership or profit participation in outside business enterprises with which the Company or any of its Subsidiaries had material purchases, sales or business dealings.

         5.28 Limitation on Subsidiary Payment Restrictions. Except as set forth on Schedule 5.28 hereto or as provided in the other Transaction Documents, neither the Company nor any of its Subsidiaries is subject to any consensual restriction on the ability of any such Subsidiary (i) to pay dividends or make any other distribution on such Subsidiary's Capital Stock to, or pay any indebtedness owing to, repurchase or redeem any of such Subsidiary's Capital Stock from, the Company or any other Subsidiary of the Company, (ii) to make any loans or advances to the Company or any other Subsidiary of the Company, or
(iii) to transfer any of its Property to the Company or any other Subsidiary of the Company.

         5.29 Notes. The Notes have been duly authorized by the Company for issuance, and when executed and delivered by the Company to the Purchasers against payment therefor in accordance with the provisions of the Note Indenture, will be duly executed, issued and delivered, and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Note Indenture and enforceable against the Company in accordance with their terms. On the basis of the representations contained in Section 6 hereof, the Indenture is not required to be qualified under the Trust Indenture Act of 1940, as amended.

         5.30 Solvency. After giving effect to the sale of the Securities and the other transactions contemplated by the Transaction Documents, the Company and its Subsidiaries on a consolidated basis will be, and the Company and each Subsidiary will be, Solvent (as defined below). "Solvent" means, with respect to the Company or any Subsidiary, that as of the date of determination
(i) the then fair saleable value of the Property of such entity is greater than the then total amount of liabilities (including guaranties and other contingent liabilities) of such entity, (ii) such entity has sufficient funds to pay such entity's liability on such entity's existing debts as they become absolute and matured, and (iii) such entity's Property is not an unreasonably small capital.

         5.31 RICO. To the best knowledge of the Company or any Subsidiary, neither the Company nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective Properties to any liens, seizures or other forfeiture under any criminal law, racketeer influenced and corrupt organizations laws, civil or criminal or other similar Laws.

         5.32 Absence of Certain Practices. The Company, any of its Subsidiaries, or any director, officer, agent, employee, consultant or other Person acting on any of their behalf has not given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier or governmental employee or official or any other Person who is or may be in a position to help or hinder the Company or any of its Subsidiaries in connection with any proposed transaction involving the Company or any of its Subsidiaries. The Company, any of its Subsidiaries, or any director, officer, agent, employee, consultant or other Person acting on behalf of the Company or any of its Subsidiaries has not (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, government officials or others; (ii) accepted or received any unlawful contributions, payments, gifts or expenditures; or (iii) has had any transaction or payment which was not recorded in its accounting books and records or disclosed on its financial statements.

         5.33 No Other Business. The Company has not, and is not, engaged in any material respect in any business other than (i) executive search, (ii) temporary staffing, (iii) pay-rolling, (iv) contract staffing, (v) outsourcing, (vi) human resources management services, (vii) information systems and human resources consulting services, and (viii) strategic advisory services.

         5.34 Minute Books. The minute books of the Company and each of its Subsidiaries contain a complete, true and correct summary of all meetings of, and/or corporate action approved by, directors and stockholders since the time of such entity's organization, and accurately reflect, in accordance with the law of such entity's jurisdiction of organization, all transactions and other corporate action referred to in such minutes.

         5.35 Regulatory Requirements; Cessation of Direct Investment Program. Notwithstanding anything else set forth herein to the contrary, in the event of any reasonable determination in good faith by NationsBank Corporation or any Affiliate thereof ("NationsBank"), that by reason of any existing or future Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a

"Regulatory Requirement"), NationsBanc Montgomery Securities LLC or any successor holder affiliated with NationsBank ("NationsBanc Montgomery") is effectively restricted or prohibited from holding any of the Securities then held by NationsBanc Montgomery, the Company shall use reasonable good faith efforts to take such action as it may determine is reasonably necessary and appropriate to permit NationsBanc Montgomery to transfer the Securities to comply with such Regulatory Requirement. All such actions shall be taken at the expense of NationsBanc Montgomery. NationsBanc Montgomery shall give written notice to the Company and the other Purchasers of any reasonable determination made by it hereunder and of the transfer it believes may be necessary or appropriate to permit it to comply with such Regulatory Requirement.

     Notwithstanding anything else set forth herein to the contrary, in the event NationsBanc Montgomery or any successor or other group of NationsBank or its directly or indirectly wholly-owned Subsidiaries engaging in substantially the same business, cease making direct mezzanine equity investments and make a determination to liquidate all of their private equity positions that can be liquidated, as set forth in a representation letter to the Company, then the Company shall permit NationsBanc Montgomery to transfer its Securities, subject to complying with applicable Laws. All such actions shall be taken at the expense of NationsBanc Montgomery. NationsBanc Montgomery shall give written notice to the Company and the other Purchasers of any determination by it hereunder.

    6. Purchase for Investment; Source of Funds.

              (a) Each Purchaser represents for itself to the Company that, (i) it is an accredited investor as defined in Regulation D under the Securities Act, or (ii) by reason of its business and financial experience, and the business and financial experience of those persons, if any, retained by it to advise it with respect to its investment in the Securities, such Purchaser together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, and that it is purchasing the Securities for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf such Purchaser has authority to make this representation for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Securities except in compliance with the Securities Act and except to one or more such institutional investors, provided that the disposition of such Purchaser's or such investor's property shall at all times be within its control. Each Purchaser understands and agrees that the Company's offer and sale of the Securities have not been registered under the Securities Act and the Securities may be resold (which resale is not now contemplated) only if registered pursuant to the provisions thereunder or if an exemption from registration is available.

              (b) Each Purchaser represents for itself to the Company that in purchasing the Preferred Stock hereunder, it (i) is acting individually, and not as part of a "group" (within the meaning of Section 13(d) of the Exchange Act), and (ii) shall not share with any other Purchaser any investment power or voting power with respect to the Preferred Stock (or Common Stock issuable upon conversion of such Preferred Stock.)

              (c) Each Purchaser represents for itself to the Company that it has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Agreement and the other Transaction Documents. This Agreement is the legal, valid and binding obligation of each Purchaser, and is enforceable against each Purchaser in accordance with its terms.

              (d) Each Purchaser acknowledges for itself that it has read the Information Memorandum and has received all the information it has requested from the Company and, relying on the truth, completeness and accuracy of such information, such Purchaser believes such information is sufficient to make an informed decision with respect to its purchase of the Securities.

    7. Covenants of the Company. The Company covenants and agrees that from the date hereof, unless the Purchasers, or the holders of the Preferred Stock, as applicable, shall otherwise consent in writing, it will:

         7.1 Use of Proceeds. Use the net proceeds from the sale of the Securities to (a) refinance existing indebtedness of the Company as set forth in
Section 5.8 hereof; (b) make Permitted Acquisitions; and (c) general corporate purposes.

         7.2 The Company's Board of Directors. On the Closing Date grant (i) GarMark the right to designate one (1) voting Board of Directors member, and each of GarMark and Moore the right to designate one (1) non-voting Board of Directors observer, each of whom will be given notice of, and permitted to attend, all meetings of the Company's Board of Directors, and (ii) GarMark the right to designate one (1) voting committee member, and each of GarMark and Moore one (1) non-voting committee observer, to each of the Company's Compensation Committee, Stock Incentive Plan Committee, Finance Committee, Audit Committee, and any other committee that is created or established after the date hereof, each of whom will be given notice of, and permitted to attend, all meetings of each such committee. On the Closing Date, the Company, acting through its Board of Directors and in accordance with its Charter Documents and applicable Law, shall (i) (A) increase the size of its Board of Directors by one
(1), (B) elect the person referred to hereinabove (or such other person as may be selected by GarMark) to the newly created directorship to hold office until his successor is elected at a special or annual meeting of the stockholders and
(C) in connection with any such subsequent election of directors, nominate, recommend and do all other acts and things to cause (including, without limitation, voting all shares for which the Company's management or Board of Directors holds proxies (including undesignated proxies) unless otherwise provided by the stockholders submitting such proxies) the person referenced in the preceding clause (B) to be elected to the Company's Board of Directors and
(ii) increase the size of each of the Compensation Committee, Stock Incentive Plan Committee, Finance Committee, Audit Committee, and if any other committee is created or established after the date hereof, of such committee, by one (1), and cause the person referred to hereinabove (or such other person as may be selected by GarMark) to become a member thereof. In the event any director, or member of a committee, elected pursuant to this Section 7.2 shall cease to serve as a director or member, as applicable, for any reason, the Company shall cause (subject to the provisions of its Charter Documents and applicable Law) the vacancy resulting thereby to be filled as promptly as practicable by a person selected by GarMark. Notwithstanding any provision hereof, on the date, if any, that any Initial Purchaser entitled to exercise the rights provided in this Section 7.2 beneficially owns less than 25% of the Common Stock that would be issuable to such Initial Purchaser upon its conversion of the Preferred Stock acquired on the Closing Date (assuming that the shares of the Preferred Stock would be converted at a conversion price of $6.00 per share, subject to the adjustments provided in the Certificate of Designations with respect to conversion price and the number of shares issuable upon conversion), then the Company's obligations set forth in this Section 7.2 with respect to such Initial Purchaser shall cease and be of no further effect.

         7.3 Publicly Available Information. File the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Purchaser, make publicly available other information so long as necessary to permit sales under Rule 144 or Rule 144A, as applicable, under the Securities Act), and it will take such further action as any Purchaser may request, all to the extent required from time to time to enable such Purchaser to sell the Notes, the Preferred Stock and shares of Common Stock issuable upon conversion thereof without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Securities Act, as either such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Purchaser, the Company will deliver to such Purchaser a written statement as to whether it has complied with such requirements. 7.4 Public Documents. For so long as the Company has any securities registered under the Exchange Act, upon the filing with the Commission of any financial statements, proxy or information statements, notices, regular or special reports or registration statements (other than any registration statements relating to employee benefit or dividend reinvestment plans), or the issuance of any press release or other public announcement (each a "Public Document"), the Company shall within five (5) Business Days of such filing or issuance provide to each Purchaser a copy of such Public Document.

         7.5 Information Relating to the Purchasers. From the date hereof, not release any information relating to any Purchaser, or any of its Affiliates, without such Person's prior written consent, unless otherwise required by applicable Law. In addition, the Company shall, within a reasonable time before the issuance of any press release or the making of any public statement relating to any Purchaser or any of their affiliates, consult in good faith with such Person regarding the contents thereof.

         7.6 Notice Regarding Certain Corporate Actions. If, at any time, the Company decides to take certain corporate action, including, but not limited to, any Dilution Event or Change of Control, then the Company shall provide each holder of Preferred Stock with written notice of such action at least 20 days prior to the record date for such action, and if there is no record date for such action, then such written notice shall be provided at least 20 days prior to the effective date of such action; provided, however, that any holder may elect not to receive such notices upon the delivery of written notice to the Company informing the Company of such election.

         7.7 Access to Information. At any time permit, up to twice annually with respect to each Purchaser, at the request upon reasonable notice, by any Purchaser for access to during normal business hours, and information regarding, the Company, any of its Subsidiaries or their Properties, books, records and personnel, the Company, at its expense, will promptly provide such access or information to such Purchaser; provided however, that following the occurrence and during the continuation of any Default or any Event of Default, such access shall be unlimited and shall continue to be at the expense of the Company. In addition, each Purchaser shall be entitled to customary inspection rights under the DGCL.

         7.8 True Books and Records of the Company. Keep and maintain, or cause to be kept and maintained, correct, true and complete books of record and account in which full, complete, true and correct entries will be made of all of its corporate and financial dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements, all in such manner and such form as are generally maintained by public companies.

         7.9 Officer's Knowledge of Default. Upon any Executive Officer of the Company obtaining knowledge of the occurrence of any Default or Event of Default under any Transaction Document, promptly to notify the Purchasers of the nature thereof, the period of existence thereof, and what action the Company proposes to take with respect thereto.

         7.10 Suits or Other Proceedings. Upon any Executive Officer of the Company obtaining knowledge of any litigation or other proceedings being instituted against the Company or any of its Subsidiaries, or any attachment, levy, execution or other process being instituted against any Property of the Company or any of its Subsidiaries, any or all of which make a claim or claims in an aggregate amount greater than $500,000 not otherwise covered by insurance, promptly to deliver to the Purchasers written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         7.11 Hedging Obligations. Not incur any Hedging Obligations or enter into any agreements, arrangements, undertakings, commitments, devices or instruments relating to Hedging Obligations, except pursuant to Swap Agreements in an aggregate notional amount not to exceed at any time the lower of (i)

$45,000,000, and (ii) 60% of the aggregate commitment under the Credit Agreement, less any permanent reductions in such commitment.

         7.12 Projections. Prepare all financial projections concerning the Company to be provided, or made available, to the Purchasers, in good faith based upon reasonable assumptions.

    8.   Restrictions on Transfer.

         8.1 Restrictive Legends. Except as otherwise permitted by this Section 8, each Note and Preferred Stock certificate (or Common Stock certificate issued on conversion thereof) issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

         The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal office, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to any Purchaser upon its request.

         Whenever the legend requirement imposed by this Section 8.1 shall terminate, as hereinabove provided, the respective holders of Securities for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company's expense, new Notes or new Preferred Stock (or Common Stock) certificates, as applicable, without such legend.

         8.2 Notice of the Proposed Transfer; Opinions of Counsel. Each Purchaser of each Note and Preferred Stock certificate (or Common Stock certificate issued on conversion thereof) bearing the restrictive legend set forth in Section 8.1 above ("Restricted Security"), agrees that prior to any transfer or attempted transfer of such Restricted Security, to give to the Company (a) written notice describing the manner or circumstances of such transfer or proposed transfer, and (b) upon reasonable request by the Company to such transferring holder, an opinion of counsel, which is knowledgeable in securities law matters (including in-house counsel), in form and substance reasonably satisfactory to the Company, to the effect that the proposed transfer of such Restricted Security may be effected without registration of such Restricted Security under the Securities Act. If for any reason the Company (after having been furnished with the opinion required to be furnished pursuant to this Section 8.2) shall fail to notify such holder within 2 days after such holder shall have delivered such opinion to the Company that, in its or its counsel's opinion, the transfer may not be legally effective (the "Illegal Transfer Notice"), such holders shall thereupon be entitled to transfer the Restricted Security as proposed. If the holder of the Restricted Security delivers to the Company an opinion of counsel (including in-house counsel or regular counsel to such Purchaser or its investment adviser) in form and substance reasonably satisfactory to the Company that subsequent transfers of such Restricted Security will not require registration under the Securities Act, or if the Company does not provide such Purchaser with an Illegal Transfer Notice as set forth above, the Company will promptly after such contemplated transfer deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 8.1 above. The restrictions imposed by this Section 8 upon the transferability of any particular Restricted Security shall cease and terminate (i) when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act,
(ii) when such Restricted Security has been transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, or (iii) upon the date which is two (2) years after the later of (A) the original issue date of the Restricted Security, and (B) the last date on which the Company or any Affiliate of the Company was the owner of the Restricted Security (or any predecessor Restricted Security). The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the Company a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 8.1 and not containing any other reference to the restrictions imposed by this Section 8. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section 8.2 with respect to the transfer of any Securities on which the restrictive legend has been removed in accordance with this Section 8.2. As used in this Section 8.2, the term "transfer" encompasses any sale, transfer or other disposition of any Securities referred to herein.

    9.   Miscellaneous.

         9.1  Indemnification: Expenses Etc..

              (a) In addition to any and all obligations of the Company to indemnify the Purchasers hereunder or under the Note Indenture or the other Transaction Documents, the Company agrees, without limitation as to time, to indemnify and hold harmless each Purchaser, its Affiliates and each of its and their respective directors, officers, partners, principals, attorneys and advisors (individually, an "Indemnified Party" and, collectively the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities (or actions, suits or proceedings, including any inquiry or investigation with respect thereto), costs (including the reasonable costs of preparation and attorneys' fees) and expenses (including reasonable expenses of investigation) (collectively, "Losses") to which any Indemnified Party may become subject, insofar as such Losses arise out of, in any way relate to, or result from (i) any breach of any warranty, or the inaccuracy of any representation, as the case may be, made by the Company, or the failure of the Company to fulfill any agreement or covenant contained in this Agreement, the Note Indenture, the Certificate of Designations, or any other Transaction Document, or (ii) in connection with any proceeding against the Company or any Indemnified Party brought by any third party arising out of or in connection with the Commitment Letter, this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken in connection herewith or therewith (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not any Indemnified Party is a formal party to any such proceeding; provided, however, that the Company shall not have any obligation under this indemnity provision for liabilities determined in a judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of any Indemnified Party. The Company agrees promptly to reimburse any Indemnified Party for all such Losses as they are incurred or suffered by such Indemnified Party. The foregoing is not intended to indemnify or hold harmless any Indemnified Party on account of losses arising from the limitation in value of the Preferred Stock or Notes due to market factors, business developments or any causes other than the willful misconduct or bad faith of the Company or any of its officers and directors.

         Except as otherwise provided herein, the Company agrees (for the benefit of each Purchaser) to pay, and to hold each Purchaser harmless from and against, all costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and disbursements), if any, in connection with the enforcement against the Company of this Agreement or any other Transaction Document or any other agreement or instrument furnished pursuant hereto or thereto or in connection herewith or therewith in any action in which any Purchaser attempting to enforce any of the foregoing shall prevail or in any action in which any Purchaser shall in good faith assert any provision of any of the foregoing as a defense.

              (b) If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give prompt notice to the Company of any claim or of the commencement of any proceeding against the Company or any Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; provided, however, that the failure to so notify the Company shall not relieve the Company from any obligation or liability except to the extent the Company is prejudiced by such failure. The Company shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the expense of the Company, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Company shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

              (c) In addition to any other obligations of the Company to indemnify the Purchasers herein or pursuant to any of the other Transaction Documents or any other agreements or documents executed and delivered in connection therewith, the Company will pay, and will hold each Purchaser harmless from liability for the payment of all expenses arising in connection with such transactions, including, without limitation: (a) all document production and duplication charges and the reasonable fees, charges and expenses of Purchaser's respective counsel in connection with the transactions contemplated hereby (whether arising before or after the Closing Date), and any subsequent proposed modification of, or proposed consent under, this Agreement, the Note Indenture or the Certificate of Designations, whether or not such proposed modification shall be effected or proposed consent granted; (b) the costs of obtaining a private placement number from Standard & Poor's Corporation for the Securities; (c) the costs and expenses, including reasonable attorneys' fees, incurred by any Purchaser (x) in enforcing any rights under this Agreement or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or thereby or by reason of such Purchaser's having acquired any of the Securities, including without limitation costs and expenses incurred by such Purchaser in any bankruptcy or similar case or (y) in connection with the redemption or conversion, as the case may be, of the Preferred Stock or the redemption, retirement, or defeasance of the Notes; (d) the cost of delivering to such Purchaser's principal office, insured to its satisfaction, the Securities delivered to such Purchaser hereunder and any Securities delivered to such Purchaser upon any substitution of Securities pursuant to Section 2.06 and
Section 2.07 of the Note Indenture and of such Purchaser's delivering any Securities, insured to its satisfaction, upon any such substitution; and (e) the reasonable out-of-pocket expenses incurred by such Purchaser in connection with such transactions and any such amendments or waivers.

         9.2 Survival of Representations and Warranties; Severability. All representations and warranties contained in this Agreement or the Transaction Documents or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement or the Transaction Documents shall survive, for a period of two years after the date hereof; provided however the representations and warranties contained in Section 5.2, 5.4, 5.5, 5.6, 5.10, 5.11, 5.20, 5.26, and 5.27 shall survive indefinitely; provided further, however that if prior to the expiration of the survival period set forth hereinabove, the Company shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved before the expiration of such survival period, then any representation or warranty that is the basis for such claim shall continue to survive and shall remain a basis for indemnity as to such claim until such claim is finally resolved. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         9.3 Amendment and Waiver. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Purchasers and the Company.

         9.4 Notices, Etc. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered personally (with written confirmation of receipt), sent by telecopier (with written confirmation of receipt), mailed by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to any Purchaser, at such address or telecopier number as is set forth next to such Purchaser's name on the signature page hereto, or as any such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Security, at such address or telecopier number as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address or telecopier number, then to and at the address or telecopier number of the last holder of such Security who has furnished an address or telecopier number, to the Company, or (c) if to the Company, at 850 Third Avenue, New York, New York 10022, telecopier no: (212) 508-3507, to the attention of Barry Roseman, President and Chief Operating Officer, or at such other address or telecopier number, or to the attention of such other officer, as the Company shall have furnished to the Purchasers and each such shareholder in writing. This Agreement and the other Transaction Documents and all documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

         9.5 Successors and Assigns. Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. The terms and provisions of this Agreement, the Note Indenture and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of any Purchaser, and in the event of such transfer or assignment, the rights and privileges herein conferred upon any such Purchaser shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, such transferee or assignee may disclose all documents and information which such transferee or assignee now or hereafter may have relating to the Securities, this Agreement, the Note Indenture, the Transaction Documents, the Company, any other Persons referred to herein or any of the business of any of the foregoing entities, subject to
Section 9.12 hereof.

         9.6 Agreement and Action of the Purchasers. Upon any occasion requiring, permitting or referencing an act or an approval, consent, waiver, election or other action on the part of the holders of the Notes and/or the holders of the Preferred Stock, as applicable, any such action shall be taken, or be deemed to have been taken, upon (i) the affirmative vote of the Initial Purchasers holding (A) at least 70% of the Notes and/or the Preferred Stock, as applicable, or (B) two thirds of the Notes and/or the Preferred Stock, as applicable, on and after the date upon which Moore owns less than 100% of the Notes and/or the Preferred Stock, as applicable, acquired by it on the date hereof, or (ii) in the event that each of the Initial Purchasers, other than GarMark, shall own less than 50% of the Notes and/or the Preferred Stock, as applicable, owned by such Initial Purchaser on the date hereof, the affirmative vote of the holders of at least a majority of the Notes and/or the Preferred Stock, as applicable.

         9.7 Descriptive Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         9.8 Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken is by the terms of this Agreement required to be satisfactory to the Purchasers or to the holders of a specified portion of the principal amount of any class of the Securities, the determination of such satisfaction shall be made by the Purchasers or such holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         9.9 GOVERNING LAW. THIS AGREEMENT AND THE SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE-OF-LAW PRINCIPLES THEREOF.

         9.10 Service of Process. The Company (a) hereby irrevocably submits itself to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Note Indenture, the Securities, the other Transaction Documents or the subject matter hereof or thereof brought by any Purchaser or their successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives any offsets or counterclaims in any such action suit or proceeding (other than compulsory counterclaims). The Company hereby consents to service of process by registered mail at the address to which notices are to be given. The Company agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Purchasers. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions (a) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company therein described or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any Purchaser may at its option bring suit or institute other judicial proceedings against the Company or any of the Company's or its assets in any state or federal court of the United States or in any country or place where the Company or such assets may be found.

         9.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         9.12 Disclosure to Other Persons. Each Purchaser agrees to keep confidential any financial information delivered by the Company pursuant to this Agreement (other than information that is publicly available) and such other non-public proprietary information delivered by the Company that is clearly designated in writing to be confidential; provided, however, that nothing herein shall prevent any Purchaser from disclosing such information: (i) to any of the other Purchasers, or to any prospective purchaser who agrees in writing to be bound by this Section 9.12, (ii) to any Affiliate, director, officer, principal, employee, agent, advisor and professional consultant of any Purchaser, or of any prospective purchasers, in its capacity as such or any actual purchaser, participant, assignee, or transferee of such Purchaser's or prospective purchaser's rights under any Securities or any part thereof that agrees in writing to be bound by this Section 9.12, (iii) upon order of any court or administrative agency having jurisdiction over such party, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an Affiliate of any such party, (vii) in connection with the exercise of any remedy hereunder, (viii) to the certified public accountants for such Purchaser or as required in summary financial or descriptive business information disclosed by such Purchaser that is an investment fund as part of its regular reports to its investors or partners,
(ix) as required by Law, (x) in connection with any litigation to which such Purchaser or any of its Affiliates may be a party, or (xi) as otherwise expressly contemplated by any order, request or demand or to obtain confidential treatment for any disclosure pursuant to (iii) or (iv) above, the Purchasers will use reasonable efforts to inform the Company of any such request for disclosure prior to disclosure. Nothing in this Section 9.12 shall be construed to create to give rise to any fiduciary duty on the part of Purchaser to the Company.

         9.13 Acknowledgment by Purchasers. Each Purchaser acknowledges that it is aware of the restrictions imposed by, and agrees to comply with, all Laws regarding the use of material non- public information, including without limitation, Laws restricting trading in the Company's securities while in possession of such information.

         9.14 No Adverse Interpretation of Other Agreements. This Agreement shall not be used to interpret another agreement, indenture, loan or debt agreement of the Company or any Subsidiary. Any such agreement, indenture, loan or debt agreement shall not be used to interpret this Agreement.

         9.15 WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE NOTE INDENTURE, THE SECURITIES, ANY OTHER TRANSACTION DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, THE NOTE INDENTURE, THE SECURITIES OR ANY OTHER TRANSACTION DOCUMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT, THEREOF, PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM (I.E., A CLAIM BY THE COMPANY AGAINST ANY OF THE PURCHASERS WHICH IF NOT BROUGHT IN SUCH ACTION WOULD RESULT IN THE COMPANY OR BEING FOREVER BARRED FROM BRINGING SUCH CLAIM) THE COUNTERCLAIM IN ANY SUCH LITIGATION.

                          SECURITIES PURCHASE AGREEMENT
                 (INCREASING RATE SENIOR SUBORDINATED NOTES AND
                      SERIES F CONVERTIBLE PREFERRED STOCK)

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                    HEADWAY CORPORATE RESOURCES,
                                    INC., a Delaware corporation

                                    By: (Signature)

                        SECURITIES PURCHASE AGREEMENT FOR
                  INCREASING RATE SENIOR SUBORDINATED NOTES AND
                      SERIES F CONVERTIBLE PREFERRED STOCK
                            PURCHASER SIGNATURE PAGE

Accepted and agreed as of the        Aggregate Number and
date first written above:            Purchase Price of Securities
                                     to be Purchased:

GARMARK PARTNERS, L.P.               Aggregate principal       Purchase
Associates,   L.L.C.                 amount of Notes           Price: $6,666,667
By: GarMark                          to be Purchased:
its general partner                  $6,666,667

By: (Signature)

Address:
1325 Avenue of the Americas          Aggregate Number of       Purchase
26th Floor                           Shares of Series F        Price:$13,333,333
    New York, NY 10019               Convertible Stock to
                                     be Purchased: 666.67
Telephone:  (212) 713-8500
Telecopy:  (212) 713-8531

with a copy to:

Shereff, Friedman, Hoffman & Goodman, LLP
919 Third Avenue
New York, NY 10022
Att:  Scott M. Zimmerman, Esq.
Telephone: (212) 758-9500
Telecopy:  (212) 758-9526           Total Purchase Price: $20,000,000

                        SECURITIES PURCHASE AGREEMENT FOR
                  INCREASING RATE SENIOR SUBORDINATED NOTES AND
                      SERIES F CONVERTIBLE PREFERRED STOCK
                            PURCHASER SIGNATURE PAGE

Accepted and agreed as of the        Aggregate Number and
date first written above:            Purchase Price of
                                     Securities to be
                                     Purchased:

MOORE GLOBAL INVESTMENTS, LTD.       Aggregate principal       Purchase
                                     amount of Notes           Price: $2,050,000
                                     to be Purchased:
                                     $2,050,000
By: (Signature)

Address:
c/o Cited Fund Services              Aggregate Number of       Purchase
(Bahamas), Ltd.                      Shares of Series F        Price: $4,100,000
Bahamas Financial Center             Convertible Stock to
Charlotte & Shirley Street           be Purchased: 205
P.O. Box CB 13136
Nassau, Bahamas
Telephone:  (242) 302-5918
Telecopy:  (242) 356-0221

with a copy to:

Moore Capital Management, Inc.
Address:
1251 Avenue of the Americas
New York, NY 10020
Telephone:  (212) 782-7532
Telecopy:   (212)   382-9895         Total Purchase Price: $6,150,000

                        SECURITIES PURCHASE AGREEMENT FOR
                  INCREASING RATE SENIOR SUBORDINATED NOTES AND
                      SERIES F CONVERTIBLE PREFERRED STOCK
                            PURCHASER SIGNATURE PAGE

Accepted and agreed as of the        Aggregate Number and
date first written above:            Purchase Price of Securities
                                     to be Purchased:

REMINGTON INVESTMENT STRATEGIES,     Aggregate principal Purchase
L.P.                                 amount of Notes           Price: $450,000
                                     to be Purchased:
By:  Moore Capital Advisors, LLP     $450,000
     its general partner

By: (Signature)

Address:
1251 Avenue of the Americas          Aggregate Number of       Purchase
53rd Floor                           Shares of Series  F       Price: $900,000
New York, New York 10020             Convertible Stock to
                                     be Purchased: 45
Telephone:  (212) 782-7532
Telecopy:  (212) 382-9895

                        SECURITIES PURCHASE AGREEMENT FOR
                  INCREASING RATE SENIOR SUBORDINATED NOTES AND
                      SERIES F CONVERTIBLE PREFERRED STOCK
                            PURCHASER SIGNATURE PAGE

Accepted and agreed as of the        Aggregate Number and
date first written above:            Purchase Price of Securities
                                     to be Purchased:

NATIONSBANC MONTGOMERY               Aggregate principal       Purchase
     SECURITIES    LLC               amount of Notes           Price:  $833,333
                                     to be Purchased:
                                     $833,333
By: (Signature)

Address:
c/o NationsBanc Montgomery           Aggregate Number of       Purchase
Securities LLC                       Shares of Series F        Price: $1,666,667
600 Montgomery Street                Convertible Stock to
San Francisco, CA  94111             be Purchased: 83.33
Telephone: (415) 627-2553
Telecopy:  (415) 913-5552
Attn: Jack G. Levin